EXHIBIT 10.6

                          AMENDMENT TO LEASE AGREEMENT

THIS AMENDMENT TO LEASE AGREEMENT ("Amendment"), made this 21st day of November, 2003 between Parkers Lake II Realty Corp., a Minnesota corporation, having an office at c/o Sentinel Real Estate Corporation, 1251 Avenue of the Americas, New York, New York 10020 as ("Landlord"), and Scanner Technologies Corporation, a Minnesota corporation, having an address at 14505 21st Avenue, Suite 216/218, Plymouth, MN 55447 as ("Tenant");

                                   WITNESSETH:

WHEREAS, Landlord's predecessor-in-interest, Parkers Lake Pointe II Limited Partnership, and Tenant entered into a lease dated December 19, 1989, as subsequently amended by Exhibit F Addendum to Lease Agreement dated December3, 1993 Exhibit G Addendum to Lease Agreement, dated August 4, 1994, Exhibit H Addendum to Lease Agreement, dated January 23, 1997, Exhibit I Amendment to Lease Agreement, dated October 8, 1998 and Exhibit J Amendment of Lease Agreement, dated May 1, 2002 (as amended, the "Lease"), covering premises known and numbered as Suite 216/218, consisting of approximately 2,244 square feet of office space and 2901 square feet of warehouse space for a total of 5,145 square feet, located in Parkers Lake Pointe II, 14505 21st Avenue, Plymouth, Minnesota 55447 (the "Building") collectively (the "Leased Premises");

WHEREAS, the term of the Lease shall expire on March 31, 2004;

WHEREAS, Tenant desires to extend the term of the Lease for an additional thirty-six (36) month period commencing April 1, 2004 and expiring on March 31, 2007;

NOW THEREFORE, in consideration of the Premises and the mutual covenants herein contained, Landlord and Tenant hereby agree to amend the Lease, effective the date hereof, as follows:

1. The term of the Lease is hereby extended through and including March 31, 2007.

2. Tenant covenants to pay Landlord, on or before the first of each month, without prior demand being made therefore and without offset or deduction of any kind, as Base Rent for the Leased Premises, the following sums:

       (i) For the period commencing on April 1, 2004 and expiring on March 31, 2005, the sum of $34,372.50, payable in equal monthly installments, in advance, of $2,864.38 per month;

       (ii) For the period commencing on April 1, 2005 and expiring on March 31, 2006, the sum of $35,403.68, payable in equal monthly installments, in advance, of $2,950.31 per month;

       (iii) For the period commencing on April 1, 2006 and expiring on March 31, 2007, the sum of $36,465.79, payable in equal monthly installments, in advance, of $3,3038.82 per month.

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3.     Upon mutual execution of this Amendment, Landlord, at Landlord's sole cost and expense, shall perform the following work:

       (i) Furnish and install new building standard carpet in the office portion of the Leased Premises, and remove existing carpet from the office portion of the Leased Premises;

       (ii)   Paint office portion of the Leased Premises.

       All other improvements to the Leased Premises shall be made: (i) at Tenant's sole cost and expense; (ii) in accordance with plans and specifications previously approved by Landlord in writing; (iii) in full compliance with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction thereover; (iv) in a good and workmanlike manner; (v) in such a manner as to insure the least possible interference with all aspects of the Building's operation, including cooperating fully with Landlord's requests regarding such items as the location of construction equipment and the times and manner in which construction will be performed and (vi) in a prompt and diligent manner.

4. Tenant represents and warrants to Landlord that Tenant has had no dealings or negotiations with any broker or agent in connection with the consummation of this Amendment, and Tenant agrees to pay, hold harmless and indemnify Landlord from and against any and all costs, expenses (including attorney's fees and court costs), loss and liability for any compensation, commissions, or charges claimed by any broker or agent with respect to this Amendment or the negotiations hereof if such claim or claims by any such broker or agent are based in whole or in part on dealings with Tenant or its representatives.

5. Tenant hereby represents and warrants to Landlord that Tenant (i) is not in default of any of its obligations under the Lease and that such Lease is valid, binding and enforceable in accordance with its terms, (ii) has full power and authority to execute and perform this Amendment, and (iii) has taken all actions necessary to authorize the execution and performance of this Amendment.

6. The recitals set forth hereinabove are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

7. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

8. Except as expressly amended hereby, the Lease and all of the terms, covenants and conditions of the Lease are hereby confirmed and ratified and shall remain and continue in full force and effect.

9. This amendment may not be modified or terminated orally and constitutes the entire agreement between the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first written above.

                                        LANDLORD:  Parkers Lake II Realty Corp.


                                        By:
                                        (Title):

                                        TENANT: Scanner Technologies Corporation


                                        By:  /s/ Elaine E. Beaty
                                        (Title):  Corporate Secretary
























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